Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Kinross Gold Corporation

(Exact name of registrant as specified in its certificate of incorporation)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	6.250% Senior Notes due 2033(1)	457(o)	$500,000,000.00	100%	$500,000,000.00	$0.00014760	$73,800.00	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts				-	$500,000,000.00	-	$73,800.00	-	-	-	-
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							$73,800.00

(1) The notes being registered are offered (i) in exchange for 6.250% Senior Notes due 2033 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) upon certain resales of the notes by broker-dealers. The registration fee has been computed based on the face value of the notes solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act. As is set forth on Exhibit 107 to the Registration Statement on Form S-4 filed on this date by Compañía Minera Mantos de Oro, Fairbanks Gold Mining, Inc., Great Bear Resources Ltd., KG Mining (Bald Mountain) Inc., KG Mining (Round Mountain) Inc., Kinross Brasil Mineração S.A., Melba Creek Mining, Inc. and Round Mountain Gold Corporation (the “Guarantor Subsidiaries”), the Guarantor Subsidiaries will guarantee the payment of principal of, and premium (if any) and interest on, the debt securities registered hereby. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is being paid in respect of the guarantees.